EXHIBIT 10.10


                                    Amendment


Amendment, dated as of the 6th day of July, 1999 to the Consulting Agreement dated February 17, 1999, by and between Alliance Trophy Club, Inc. and J. Pollack & Company, Inc., 703 South 11th Street, Lantana Florida, 33462, 561-585-4485 (hereinafter referred to as "Representative").

Alliance Trophy Club, Inc. agrees to extend the Consulting Agreement dated February 17th, 1999 from 6 months ending August 17th, 1999, to 12 months, which will end February 17th 2000. In doing so, Alliance Trophy Club, Inc. agrees to additionally compensate J. Pollack & Company, Inc. by issuing 100,000 shares of free-trading stock (symbol: ALLT) upon completion of this amendment. Alliance acknowledges that the Representative has provided the following services during such period:

1.   Assist in Generating Press Releases

2. Develop Market Awareness through Direct Communication with the Brokerage Houses, Fund Managers, Analysts, Public and Private Investors

3. Develop an Interactive Web site for Company Profile, Current Press Releases, Stock Prices and Company Filings

4.   Lead Generation Programs (Deck Drops, Internet Blasts, etc.)

5.   Review and Discuss Investment Banking and Investor Relation Issues


IN WITNESS WHEREOF, the parties have duly set their hands to this Agreement, effective on the date stated above.


J. POLLACK & COMPANY, INC.                   ALLIANCE TROPHY CLUB, INC.



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Jason S. Pollack, President                  Lance White, President